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                                                                   Exhibit 2.2 x

                   FIRST AMENDMENT TO ASSET PURCHASE AGREEMENT

      THIS FIRST AMENDMENT, dated as of December 31, 2002, to Asset Purchase Agreement, dated as of October 15, 2002 (the "ASSET PURCHASE AGREEMENT"), is made by and among The LTV Corporation, a Delaware corporation, LTV Steel Company, Inc., a New Jersey corporation, Georgia Tubing Corporation, a Delaware corporation (collectively known as "SELLERS"), and Maverick Tube Corporation, a Delaware corporation ("BUYER").

                                    RECITALS

      A. Buyer and Sellers entered into the Asset Purchase Agreement;

      B. Buyer desires to assign its interests and obligations under the Asset Purchase Agreement to a wholly owned subsidiary of Buyer; and

      C. Buyer and Sellers desire to amend the Asset Purchase Agreement as set forth herein.

      NOW, THEREFORE, in consideration of the premises and their respective covenants herein contained, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Sellers and Buyer hereby agree as follows:

                                   ARTICLE I

      1.1 Definitions. Capitalized terms used herein without definition have the meanings ascribed thereto in the Asset Purchase Agreement.

                                   ARTICLE II

      2.1 Amendment to Section 16.1. Section 16.1 of the Asset Purchase Agreement is amended and restated in its entirety as follows:

            16.1. Successors and Assigns. Except as otherwise provided in this Agreement, no party hereto shall assign this Agreement or any rights or obligations hereunder without the prior written consent of the other party hereto, and any such attempted assignment without such prior written consent shall be void and of no force and effect; provided, however, that Buyer is permitted to collaterally assign its rights under this Agreement to its principal lender in order to secure financing; provided further that Buyer may assign this Agreement, and its rights and
            obligations   hereunder,   to   a   direct   or   indirect
            wholly-owned subsidiary of Buyer, provided that such assignment shall not relieve or discharge Buyer from any of its obligations to Sellers under this Agreement or impair or affect the rights and remedies, whether express, implied or available as a matter of law, of any Seller against Buyer. This Agreement shall inure to the
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            benefit of and shall be binding  upon the  successors  and permitted assigns of the parties hereto.

                                  ARTICLE III

      3.1 Full Force and Effect. Except as specifically amended or modified hereby, the Asset Purchase Agreement remains in full force and effect in accordance with its terms. The amendments set forth herein are limited precisely as written and shall not be deemed to be an amendment to or waiver of any other term or condition of the Asset Purchase Agreement or any of the documents referred to therein. This First Amendment is a part of the Asset Purchase Agreement and shall be subject to the terms and conditions thereof (as amended hereby).

      3.2 Counterparts. This First Amendment may be executed in counterparts, each of which shall be deemed an original, but all of which shall constitute the same instrument.

                          [SIGNATURES ON THE NEXT PAGE]


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      IN WITNESS WHEREOF, the parties hereto have caused this First Amendment to be executed by their respective officers thereunto duly authorized as of the date first above written.

                                    MAVERICK TUBE CORPORATION

                                    By: /s/ Pamela G. Boone
                                       ______________________________________
                                    Name: Pamela G. Boone
                                         ____________________________________
                                    Title:___________________________________


                                    GEORGIA TUBING CORPORATION

                                    By: /s/ Glenn J. Moran
                                       ______________________________________
                                    Name: Glenn J. Moran
                                         ____________________________________
                                    Title: Vice President
                                          ___________________________________


                                    LTV STEEL COMPANY, INC.

                                    By: /s/ Glenn J. Moran
                                       ______________________________________
                                    Name: Glenn J. Moran
                                         ____________________________________
                                    Title: CEO
                                          ___________________________________


                                    THE LTV CORPORATION

                                    By: /s/ Glenn J. Moran
                                       ______________________________________
                                    Name: Glenn J. Moran
                                         ____________________________________
                                    Title: CEO
                                          ___________________________________